UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2010

GULFSTREAM INTERNATIONAL GROUP, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33884 (Commission File Number)	20-3973956 (IRS Employer Identification No.)

3201 Griffin Road, 4th Floor, Ft. Lauderdale, Florida 33312 Telephone No.: (954) 985-1500 (Address and telephone number of Registrant's principal executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On June 3, 2010, Gulfstream International Group, Inc. (the “Company”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that on May 27, 2010, the Company consummated the sale of an additional 20,300 shares of Series A Convertible Preferred Stock (the “Preferred Shares”) and warrants to purchase 101,500 shares of common stock (the “Warrants”), resulting in gross proceeds of $203,000.  The terms of the Preferred Shares, Warrants, the Series A Convertible Preferred Stock Purchase Agreement under which such securities were offered and sold, and all other transaction documents, are included in the Company’s Current Report on Form 8-K (and all exhibits included therein) filed with the Securities and Exchange Commission on April 5, 2010.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro forma financial information.

Not applicable.

 (c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of Gulfstream International Group, Inc. dated as of June 3, 2010.

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULFSTREAM INTERNATIONAL GROUP, INC.

Date: June 11, 2010	By:	/s/ David F. Hackett
David F. Hackett
Chief Executive Officer